Exhibit 10.55

1st ORIGINAL

Harper Petersen & Co.

london•hamburg

ship brokers since 1943

Addendum No. 1

to Charter Party MV “E.R. BAVARIA”

dated Hamburg, 23rd September 2015

It has today been mutually agreed between

Messrs.

Sechsundvierzigste “Michel” Schiffahrts GmbH & Co. KG

c/o E.R. Schiffahrt GmbH & Cie. KG

Hohe Bleichen 12

20354 Hamburg

- as Owners -

and

Messrs.

Oldendorff Carriers GmbH & Co. KG, Lübeck

-  as Charterers -

That

•	The charter is extended in direct continuation with new period and hire to start as from 01st June 2016 00:01 hours local time

•	Period: minimum 11 months / maximum 13 months, exact period in Charterers’ option

Otherwise as per governing CP MV E.R. Bavaria / Oldendorff - dd 23.09.2016 except logically amended and with the following agreed alterations:-

Clause 32 to delete and replace with:

-  Transit Clause:

notwithstanding the BIMCO Piracy Clause 2009 and the Conwartime 2004 clause captioned in this charter party, if requested by charterers,

Owners agree to transit from West Coast India via Pakistan and Iran into the Persian Gulf or vice versa, if/when the vessel navigates inside the piracy zone then any applicable insurances net of no claim bonus are for charterers’ account but charterers will not be required to pay for crew bonus and/or armed/unarmed guards.

Clause33 to add:

Owners warrant that no bunkers have been purchased from or supplied to the vessel by any OW bunkers related entity within the last 18 months preceding the day of delivery.

If the vessel should get arrested due to any previous bunkers purchased from or supplied to the vessel by any OW bunkers related entity, the owners shall provide security to get the vessel released as soon as possible, latest within 48 hours from the time of such arrest being effected.

1st ORIGINAL

Harper Petersen & Co.

london•hamburg

ship brokers since 1943

Addendum No. 1

to Charter Party MV “E.R. BAVARIA”

dated Hamburg, 23rd September 2015

The owners shall indemnify the charterers for all resulting damages and/or losses if the charterers should lose their current or next employment due to delays resulting from such arrest related to bunkers purchased from or supplied by any OW bunkers related entity, as well as for any additional costs, damages and/or losses resulting from such arrest under the current voyage employment at the time of the arrest being effected.

Clause 95

paragraph (a): insert at the beginning “except as otherwise specifically agreed.”

Hamburg, 21th April 2016

The Owners:		The Charterers:

Signatory	:	Signatory	:

Title/Position	:	Title/Position	:
Oldendorff Carriers GmbH & Co. KG Mr. Jens Jacobsen Executive Director

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